As filed with the Securities and Exchange Commission on August 20, 2007

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 20, 2007


                            W. R. BERKLEY CORPORATION
                            -------------------------
                     (Exact name of registrant as specified
                                 in its charter)


        Delaware                         1-15202                 22-1867895
        --------                         -------                 ----------
(State or other jurisdiction       (Commission File           (IRS Employer
    of incorporation)                    Number)            Identification No.)


        475 Steamboat Road, Greenwich, CT                   06830
        ---------------------------------                   -----
     (Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code: (203) 629-3000
                                                           ---------------


                                 Not Applicable
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01 Other Events.

     From July 1, 2007 through August 20, 2007, the Company repurchased 8,708,200 shares of its common stock at an average price per share of $30.07. As previously disclosed, the Company repurchased 2,264,200 shares during the second quarter of 2007. Accordingly, an aggregate of 10,972,400 shares have been repurchased during 2007, and 11,652,288 shares remain available for repurchase under the authorizations that were approved by the Company's Board of Directors.

     The Company may continue to repurchase shares pursuant to the repurchase authorizations. The timing of any future repurchases will be dependent upon several factors, including the market price of the Company's securities, the Company's capital position, consideration of the effect of any repurchases on the Company's financial strength or credit ratings, and other corporate considerations. The repurchase program may be modified, extended or terminated by the Company's Board of Directors at any time.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   W. R. BERKLEY CORPORATION


                                   By:  /s/ Eugene G. Ballard
                                        ----------------------------------------
                                        Name:  Eugene G. Ballard
                                        Title: Senior Vice President,
                                               Chief Financial Officer
                                               and Treasurer


Date:  August 20, 2007